UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 1, 2023, Trevena, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff” or “Nasdaq”) of The Nasdaq Stock Market indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share required for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company was thereafter provided until February 28, 2024, to demonstrate compliance with the Minimum Bid Price Requirement.

On March 1, 2024, the Company received a letter from the Staff stating that the Company has not regained compliance with the Minimum Bid Price Requirement and is not currently eligible for a second 180-day extension period because the Company does not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market. The Staff letter noted that unless the Company timely requests an appeal of this determination to the Nasdaq Hearings Panel (the “Panel”), the Company’s common stock will be scheduled for delisting from The Nasdaq Capital Market. On March 5, 2024, the Company submitted a request for a hearing to appeal the Staff’s delisting determination. In response to the Company’s request for a hearing, on March 5, 2024, the Company received a letter from Nasdaq granting the Company’s request for a hearing on appeal and staying the delisting action noted in the Staff’s letter pending a final decision by the Panel and the expiration of any additional extension period granted by the Panel following the hearing. The Panel hearing is scheduled for May 2, 2024, at 10:00 a.m. via video conference.

The Company intends to submit a plan to the Panel to regain compliance with the continued listing requirements as part of the hearing process. However, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to demonstrate compliance within any extension period that may be granted by the Panel. The Company intends to monitor the closing bid price of the Company’s common stock and consider its available options if the closing bid price of the Company’s common stock remains below $1.00 per share.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the “Risk Factors” set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC and its subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: March 6, 2024	By:	/s/ Barry Shin
Barry Shin
Executive Vice President, Chief Operating Officer & Chief Financial Officer